EXHIBIT 10.3

SERVICE AGREEMENT dated

February 25, 2010

BETWEEN:

(1)

BIO ALTERNATIVE MEDICAL DEVICES LIMITED a company incorporated in England and Wales with company number 06873533 whose registered office is at 35 Sherway Drive, Timperley, Altrincham, Cheshire WA15 7NU (the “Company”); and

(2)

ANDREW MITCHELL of 43 Perthshire Grove, Buckshaw Village, Chorley, Lancashire PR7 7AE (the “Executive”).

IT IS AGREED as follows:

Appointment

1.1

The Company appoints the Executive and the Executive agrees to serve the Company as Chief Technology Officer.

1.2

The Executive’s place of work shall be the Company’s offices in Daresbury Innovation Centre or such other offices as the Company may have from time to time.  He may be required to travel throughout the United Kingdom and abroad in the course of his duties.

1.3

The Company shall be entitled at any time to appoint any other person or persons to act jointly with the Executive.

Duties

2.1

 a person holding the post occupied by the Executive from time to time and such other duties as are from time to time assigned to him by the board of directors of the Company (the “Board”).

2.2

The Executive shall further exercise such powers and comply with and perform such directions and duties in relation to the business and affairs of the Company and any company which is a holding company of the Company or a subsidiary of such holding company (each a “Group Company” with “subsidiary” and “holding company” both as defined by section 1159 of the Companies Act 2006) as may from time to time be vested in or given to him by the Board and shall use his best endeavours to improve and extend the businesses of the Company and any Group Company.

2.3

The Executive accepts that the Company may at its discretion require him to perform other reasonable duties or tasks not within the scope of his normal duties and the Executive agrees to perform those duties or undertake those tasks as if they were specifically required under this Agreement.

Time and Attention

3.1

During the continuance of this Agreement the Executive shall (unless prevented by mental or physical incapacity or with the written consent of the Board) devote the whole of his time and attention to the business of the Company and shall not undertake any other activity or interest (whether of a business nature or otherwise) which may in the opinion of the Board interfere with the performance of his duties under this Agreement and shall not without the written consent of the Board be directly or indirectly engaged, concerned or interested in any other trade, profession or business (except as the owner for investment purposes only of not more than five per cent. in nominal value of any class of shares or other securities listed or dealt in on any recognised investment exchange (as defined by section 285 of the Financial Services and Markets Act 2000)).

3.2

Subject to the Executive performing his duties under this Agreement in a full and proper manner and to the extent necessary to fulfil all his obligations under this Agreement, the duration of his working time shall be determined exclusively by the Executive himself. The Executive shall not be entitled to receive any additional remuneration for work outside his normal hours nor for work related to any Group Company.

3.3

The parties believe that by virtue of Clause 0 the Executive falls within Regulation 20(1) of the Working Time Regulations 1998 (the “Regulations”) so that he is not affected by the limit on weekly working time contained in Regulation 4(1) of the Regulations (“Regulation 4(1)”).  If, despite the provision of Clause 3.2, this is not the case, then the Executive hereby agrees that the limit in Regulation 4(1) shall not apply to him and that his working time (including overtime) may therefore exceed an average of 48 hours for each 7 day period in the applicable reference period wherever this is necessary for the proper discharge of his duties.  The Executive shall be entitled to withdraw such agreement by giving 3 months prior written notice to the Company.

Term

4.1

The employment of the Executive under this Agreement shall commence on 01 March 2010 (the “Commencement Date”) and shall continue (subject to the terms of this Agreement) until terminated by either party giving to the other not less than 6 months prior written notice, such notice not to be given before the date 18 months after the Commencement Date.

4.2

The Executive’s continuous employment for the purposes of the Employment Rights Act 1996 shall commence on the Commencement Date.

Remuneration and Pension

5.1

The Executive’s salary is £75,000 per annum, subject to applicable deductions for tax and National Insurance contributions.  The salary is subject to annual review at the discretion of the Board and shall be payable by equal monthly instalments in arrears on the 25th day of each month.

5.2

The remuneration payable under this Agreement shall be inclusive of any remuneration to which the Executive shall be entitled as a director of the Company or any Group Company.

5.3

If the Executive is eligible, the Company will provide the Executive with details of its designated stakeholder pension scheme to which the Executive may elect to have access. No contributions will be made on behalf of the Executive into, and no warranty or recommendation is made in respect of, such scheme.

5.4

The Company has not contracted out of the State Pension Scheme and no contracting out certificate is in force under the Pension Schemes Act 1993 in respect of the Executive’s employment under this Agreement hereunder.

Bonus

6.1

The Executive shall be entitled to receive a share of the profits of the Company (the “Profit Share”) calculated as a sum equal to 7.5 per cent. of PBIT, payable within one month following approval and adoption by the Company of the Company’s annual audited accounts (less applicable deductions for income tax and National Insurance contributions), the first share of profits to be calculated for the financial year of the Company ending 31 December 2010.

6.2

In the event of the termination of the Executive’s employment under this Agreement for any reason (other than where the Executive’s employment is terminated in accordance with clause 0 below) the Executive will be entitled to receive a proportion of the Profit Share for the relevant financial year calculated on a pro rata basis in relation to the period from the start of the financial year to the date of termination of employment.  If the Executive’s employment is terminated in accordance with clause 0 below, then the Executive shall not be entitled to receive any Profit Share in relation to that financial year.

6.3

In addition, the Company may, in its absolute discretion, pay the Executive a bonus of such amount and at such times as may be determined by the Board.

The Company has the right to amend, vary, suspend or withdraw any such bonus scheme at any time and if the Company pays the Executive a bonus in any one year, this shall not give rise to a contractual entitlement to a bonus in future years.

6.4

In this clause 0, “PBIT” shall mean profit on ordinary activities before interest and tax of the Company calculated on the historical cost accounting basis and shown in the audited consolidated profit and loss account of the Group for the relevant financial year (to the nearest whole £1) but adjusted by adding back any amortisation of goodwill or other intangible assets and any depreciation charge in respect of the tangible assets of the Company and adding back any other non-cash related charge or expense of the Company.

Expenses

Subject to any procedures approved by the Board from time to time, the Company shall reimburse the Executive all reasonable expenses properly, wholly exclusively and necessarily incurred in the performance of his duties under this Agreement.

Holidays

8.1

The Executive shall be entitled to 25 working days’ paid holiday in each calendar year, in addition to public holidays, to be taken at such time or times as may be agreed between the Company and the Executive. In the first and last years of the Executive’s employment, his holiday entitlement will be deemed to accrue pro rata, on the basis of 1/12 of his annual entitlement for each complete calendar month of service in that calendar year.  Where the Executive’s employment terminates during any calendar year, then, subject always to Clause 0 below, the Executive will be entitled to pay in lieu of accrued but untaken holiday (if any).  If the Executive has taken holiday in excess of his pro rata accrued entitlement, the Company is entitled to deduct from any sum owed to the Executive a sum representing any such excess holiday taken.

8.2

The Executive shall not be entitled to payment in lieu of any unused part of his holiday entitlement except on termination of the employment.

8.3

The Executive may carry forward a maximum of 5 days of his holiday entitlement to a subsequent calendar year.

8.4

The Company may require the Executive to take all or any part of any outstanding holiday entitlement during any period of notice to terminate the employment, including any period of notice during which the Executive is put on garden leave in accordance with Clause 0.

8.5

For the purposes of this Clause 8, one day’s holiday pay will be 1/260th of the Executive’s base salary.

Illness

9.1

If the Executive shall at any time be incapacitated by illness, accident or injury from performing his duties under this Agreement:-

(a)

he shall be entitled to receive his salary for up to an aggregate of 25 working days, in any 12 month period, following which the Executive will be entitled only to such remuneration as the Board may, in its absolute discretion approve;

(b)

during any period of absence from work due to illness, accident or injury the Company may deduct from the remuneration of the Executive the amount of state benefit (including statutory sick pay) which the Executive is entitled to claim in consequence of such illness, accident or injury.

9.2

Remuneration paid by the Company to the Executive during periods of incapacity due to the negligence of a third party shall be recoverable by the Company from the Executive out of any damages which he is awarded against and received from such third party relating to remuneration.

ellectual Property

10.1

In this Clause:-

(a)

“Copyright Work” and “Design Right Work” mean respectively any copyright work or design right work originated, conceived, written or made by the Executive alone or with others which relates or may relate to any product, services, equipment, system or activity of any Group Company;

(b)

“Design” means any design which is registrable under the Registered Designs Act 1949 or in respect of which design rights subsist under section 213 of the Copyright, Designs and Patents Act 1988;

(c)

“Drawing” means any drawing, picture, photograph, plan or sketch in any form;

(d)

“Invention” means any invention whether patentable or not under the Patents Act 1977 or by virtue of any international convention or treaty, together with the right to apply throughout the world for appropriate protection therefor;

(e)

“Know-How” means any method, technique, discovery, secret process or the like not amounting to an Invention, and any data or technical information;

(f)

“Records” means any samples, models, documents (as defined in section 10 of the Civil Evidence Act 1968), notebooks or other records in any form, including data stored in a computer or otherwise;

(g)

“Software” means any computer programs, including preparatory design material therefor, any documentation relating thereto, and any media containing or recording any part of any of the foregoing items;

(h)

“Trade Mark” means any name and/or device used to identify any goods or services sold or provided by the Company and whether or not the same is capable of registration pursuant to the provisions of the Trade Marks Act 1994 or pursuant to the provision of any other legislation in any other territory; and

(i)

“Intellectual Property” means any one or more of the items individually defined at each of sub-clauses 00 - 0 of this Agreement where the context so admits.

10.2

All Copyright Works, Design Right Works, Designs, Drawings, Records, Software and Trade Marks which are made, designed or otherwise created by the Executive in the course of his employment shall belong exclusively to the Company, whether registrable or unregistrable, together with the right to apply throughout the world for appropriate protection therefor, whether by virtue of any treaty, convention or otherwise, and all other rights of a like nature therein which are conferred under the laws of the United Kingdom and all other countries of the world, for their full term thereof and any renewals or extensions of them.

10.3

Any Invention and any Know-How which is made, obtained, acquired, produced or found by the Executive during the course of his employment shall, subject to the provisions of the Patents Act 1977, belong exclusively to the Company, and the Executive shall, upon making, obtaining, acquiring, producing or find such Invention or Know-How immediately disclose it to the Company.

10.4

The Company and the Executive shall each keep confidential any Invention which is disclosed to the Company by the Executive until its ownership has been determined.  If the Invention belongs to the Executive, the Company shall continue to keep it confidential, but shall have 90 days from the date of its disclosure to the Company to consider whether to make an offer for it, during which time the Executive shall not disclose, licence or assign the

Invention to any other person.  If the Invention belongs to the Company, the Executive shall continue to keep it confidential until it is published by or with the consent of the Company.

10.5

The signature by the Executive, as inventor, of any assent which may be required for, or which forms part of, any application for protection of any Invention which belongs to or is acquired by the Company, shall operate as a binding acknowledgement by the Executive that, insofar as the subject of that application is not already vested in the Company by operation of law, it is one in respect of which the right to apply for protection, the right to claim priority for that application under any treaty, convention or otherwise and the beneficial interest in any protection that may be obtained, is vested in the Company.

10.6

In respect of any Invention made by the Executive which belongs to or is acquired by the Company and any Design made by the Executive in the course of his employment, the Executive shall, if and when required to do so by the Company, at any time both during the period of or after the termination of his employment by the Company, and at the Company’s expense but for no further consideration:-

(a)

furnish any description, drawing, specification or other information which the Company may require in relation to such Invention or Design;

(b)

apply for or join in applying for a patent, registered design or such other protection as the Company shall think fit in the United Kingdom and elsewhere for the Invention or Design; and

(c)

execute all such documents and do all such acts and things as the Company may reasonably require to obtain such a patent, registered design or other protection and to vest the same and all rights therein and the title thereto absolutely in the Company or in such persons as the Company may direct and to maintain such patent, registered design or other protection in force or to extend its term.

10.7

The Executive shall immediately deliver up to the Company all Designs, Drawings, Records, Software and all and any other expressions of Copyright and/or other things containing or reproducing Intellectual Property in any permanent form whether written, electronic, digital or stored on a computer and which are made by the Executive in the course of his employment:-

(a)

on request by the Company at any time during the period of his employment; and

(b)

on the termination of his employment.

10.8

The Executive shall not at any time either during the period of his employment or after its termination (except in the proper course of his employment or unless required by law) disclose to any person or use for any purpose any Know-How which is made, obtained, acquired, produced or found by the Executive during the period of his employment, any Invention made by the Executive during the period of his employment which belongs to or is acquired by the Company, any information contained in any Copyrights, Designs, Drawings, Trade Marks, Records or Software made by the Executive in the course of his employment, or any other information concerning the business, affairs, finances, transactions or trade secrets of the Company or any of its clients/customers, except to the extent that same is or thereafter becomes public knowledge through no fault of the Executive.

10.9

The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute all such documents and do all such acts as may be necessary or desirable to give effect to this Clause 0.

10.10

The Company shall not be under any obligation to take any step to register any patent or right in respect of or to develop or exploit any Copyright Work, Design Right Work or Invention made, discovered, originated, conceived or written by the Executive.

10.11

Nothing in this Clause shall be taken to limit the obligations of the Executive under Clause 0.

Confidential Information

11.1

In this Agreement "Confidential Information" means all information relating to the business, finances, transactions, affairs, products, services, processes, equipment or activities of the Company and any other Group Company which is designated by the Company and any other Group Company as confidential and all information relating to such matters which comes to the knowledge of the Executive in the course of the employment and which by reason of its character and/or the manner of its coming to his knowledge is evidently confidential provided that information shall not be or shall cease to be Confidential Information if and to the extent that it comes to be in the public domain otherwise than as a result of the unauthorised act or default of the Executive.

11.2

The Executive shall not during the term of this Agreement or at any time after it use or exploit except for the benefit of the Company and any relevant Group Company or disclose to any third party any Confidential Information except:-

(a)

during the employment in the performance of his duties; or

(b)

with the express written consent of the Board; or

(c)

in compliance with an order of a competent court.

11.3

The Executive shall during the term of this Agreement use his best endeavours to prevent the unauthorised use or disclosure of any Confidential Information by any other officer, employee or agent of the Company or any Group Company and shall be under an obligation promptly and fully to report to the Board any such unauthorised use or disclosure which comes to his knowledge.

11.4

The Executive shall not during the term of this Agreement or at any time after it make except for the benefit of the Company or any relevant Group Company any note, record or memorandum of any Confidential Information and any note, record or memorandum of any Confidential Information made by the Executive during the employment shall be and remain the property of the Company.

Termination

12.1

Notwithstanding anything contained in this Agreement:-

(a)

if the Executive shall at any time be incapacitated by illness, injury or otherwise from performing his duties under this Agreement for a total period of 90 days (whether working days or not) in any period of 365 consecutive days, the Company may terminate this Agreement by not less than 30 days’ written notice; and

(b)

if:

(i)

the Executive shall be guilty of any material or persistent breach of this Agreement which in the case of a persistent breach is continued after a written warning has been given to the Executive;

(ii)

the Executive shall be guilty of gross misconduct or shall commit a wilful breach of or shall wilfully fail to perform his duties under this Agreement;

(iii)

the Executive shall voluntarily without the express written consent of the Board resign as a director of the Company or, other than as a result of the passing of a resolution of the shareholders of the Company, cease to hold office as a director of the Company or of any Group Company of which he has been appointed a director;

(iv)

the Executive is convicted of a criminal offence (excluding an offence under the road traffic legislation for which he is not sentenced to any term of imprisonment whether immediate or suspended) or commits any act which in the reasonable opinion of the Board brings himself or the Company or any Group Company into disrepute;

(v)

has a bankruptcy order made against him or enters into a voluntary arrangement within the meaning of section 253 Insolvency Act 1986;

(vi)

a disqualification order is made against the Executive under the Company Directors’ Disqualification Act 1986 or if he shall be disqualified from holding or shall cease to hold office as a director by any order of the Court or any provision in the Articles or the articles of association of any Group Company or under any provision of general law from time to time;

(vii)

the Executive becomes a patient under the Mental Health Act 1983;

(viii)

the Executive shall come to be addicted to or habitually under the influence of alcohol or any drug (not being a drug prescribed for the Executive by a medical doctor for the treatment of a condition other than drug addiction) the possession of which is controlled by law; or

(ix)

is convicted of an offence under the Companies Act 1985, the Companies Act 2006, the Financial Services and Markets Act 2000 or under any other present or future statute or regulation relating to insider dealing or market abuse.

the Company may by written notice immediately terminate this Agreement without being under any obligation to pay further remuneration or provide further benefits to the Executive but without prejudice to the other rights of the Company.

12.2

The normal retirement age for the Executive is 65.

12.3

If the Company has any grounds to believe it may have a right to terminate the employment of the Executive pursuant to Clause 0 of this Agreement, it shall be entitled (without prejudice to its right subsequently to terminate the employment on the same or any other ground) to suspend the Executive for a period of up to one month on full pay during the period of any enquiry or investigation into the circumstances giving rise to such belief.  The Company may, if it has reasonable grounds for doing so, extend the one month period referred to above for a further one month.

12.4

Without prejudice to the rights of the parties to the Agreement the Company shall have the right at any time after either party has given notice to the other of termination of this Agreement as contemplated in Clause 0 above until such termination to require the Executive not to attend at any place of work and to exclude him from any premises of any Group Company and the Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive and shall have the right to suspend him from the performance of any or all duties or obligations under this Agreement.  On exercise by the Company of its rights pursuant to this Clause 0 the Company shall continue to pay the Executive his full salary.

12.5

The Company may elect, in its absolute discretion, to terminate this Agreement at any time and make a payment equivalent to salary only in lieu of the shorter of:

(a)

the minimum period of notice to which the Executive would have been entitled under clause 0 above; and

(b)

any remaining period of notice

less any applicable deductions for income tax and National Insurance contributions (but without prejudice to the Company’s rights under this Clause 0).

12.6

The Company may elect, in its absolute discretion, to make the payment referred to in Clause 0 above in equal monthly instalments in arrears over the period of what would otherwise have been the Executive’s remaining notice period.  If the Company so elects it will inform the Executive in writing and the Company’s obligations to make such payments will cease immediately on the date the Executive (i) commits a material breach of a material term of this Agreement or (ii) the Executive is offered alternative employment or engagement on substantially the same or higher total annual remuneration (pro rata) as he received under the terms of this Agreement. The Executive undertakes immediately to inform the Company if any such offer is made.

12.7

The Executive will on or before the termination of his employment under this Agreement return to the Company all keys, equipment, memoranda, notes, records, reports, drawings or other documents, and all specimens, models and samples made, executed or acquired by the Executive in the course of his employment.

Consequences Of Termination

13.1

Upon the termination of the employment of the Executive under this Agreement for whatever reason the Executive shall upon the request of the Company resign without claim for compensation from office as a director of any Group Company and from all offices held by him in any Group Company. The Executive hereby irrevocably and by way of security appoints each other director of the Company from time to time, jointly and severally, to be his attorney in his name and on his behalf and as his act and deed to sign, execute and do all acts, things and documents to give effect to his obligations under this clause, in the event that he fails to do them.   Any resignation pursuant to this sub-clause shall be without prejudice to any claim for breach of this Agreement but the Executive shall not be entitled to any damages or compensation by reason of the termination of his appointment as a Director of any Group Company on or following termination of this Agreement.

13.2

Notwithstanding any actual or purported termination or expiration of this Agreement the provisions of Clauses 0, 0, 0 and 0 of this Agreement shall continue in full force and this Agreement shall be construed accordingly.

Amalgamation And Reconstruction

14.1

If the Executive’s employment under this Agreement is terminated by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction or as part of any arrangement for the amalgamation of the Company not involving liquidation and the Executive is offered employment with the amalgamated or reconstructed company for a period of not less than the then unexpired term of this Agreement and on terms not less favourable than the terms of this Agreement, the Executive shall have no claim against the Company in respect of the termination of his employment hereunder.

14.2

If the Company or a major part thereof shall be disposed of or its operations or a major part of its operations shall be discontinued and the Executive shall be offered employment by any Group Company of a status commensurate with his status under this Agreement and which is otherwise suitable and on terms not less favourable than the terms of this Agreement, the Executive shall have no claim against the Company in respect of the termination of his employment under this Agreement.

Restrictive Covenants

15.1

In consideration of and as a condition of the Company entering into this Agreement, the Executive undertakes with the Company (both for itself and as trustee for each of the Group Companies) that he will not, directly or indirectly:-

(a)

for a period of 6 months after the Termination Date carry on, or be interested in a Competing Business;

(b)

for a period of 6 months after the Termination Date act as a consultant, employee or officer or in any other capacity in a Competing Business;

(c)

for a period of 6 months after the Termination Date employ or engage as a worker, consultant or otherwise, any Senior Employee;

(d)

for a period of 9 months after the Termination Date supply or seek to supply, Restricted Goods or Services to a Client or Prospective Client;

(e)

for a period of 9 months after the Termination Date, induce or endeavour to induce a Client or Prospective Client not to enter into any contract or arrangement with the Company or any Group Company for the supply of Restricted Goods or Services;

(f)

for a period of 9 months after the Termination Date, solicit the goods or services of or otherwise deal with any supplier of the Company or any Group Company with whom the Executive or any employee reporting directly to the Executive had any dealings during the Relevant Period or in relation to which the Executive was aware of material Confidential Information; or

(g)

for a period of 9 months after the Termination Date, solicit or entice away or endeavour to solicit or entice away from any Group Company any Senior Employee.

15.2

Nothing in clause 0 above shall prevent the Executive being interested in:

(a)

a company whose shares or other securities are listed on any securities exchange or market provided he does not hold and is not interested directly or indirectly in shares or securities conferring more than 3% of the votes that could be cast at a general meeting of the body corporate; or

(b)

any unlisted securities provided the Executive does not hold (and is not directly or indirectly interested in) shares or securities conferring more than 5% of the votes that could be cast at a general meetings of that body corporate.

15.3

After the termination of the Executive’s employment for whatever reason or, if later, the date of his ceasing to be a director of the Company, the Executive will not without the written approval of the Board represent himself or permit himself to be held out as being in any way connected with or interested in the business of the Company and after that termination he will not without the written approval of the board of directors of the Company concerned represent himself or permit himself to be held out as being in any way connected with the business of any other Group Company except if and for so long as he remains a director or an employee of that Group Company.

15.4

The following expressions shall have the following meanings for the purposes of this Clause:-

“Client”

any person, firm or other entity to whom the Executive or any employee of any Group Company reporting directly to the Executive supplied Restricted Goods or Services on behalf of the Company or any Group Company at any time during the Relevant Period;

“Competing Business”

any business in the Restricted Territory which competes or is preparing to compete with any business carried on by the Company or any Group Company in which the Executive has been involved to a material extent in the Relevant Period;

“Prospective Client”

any person, firm or corporation to whom the Executive or any employee of the Company or any Group Company reporting directly to the Executive was actively seeking to supply services or goods on behalf of the Company or any Group Company at any time during the Relevant Period;

“Relevant Period”	the 12 months immediately before the Termination Date;
“Restricted Goods or Services”

good or services of a type provided by the Company  or any Group Company during the Relevant Period and with which the Executive or a person reporting directly to him was directly involved or in relation to which the Executive was aware of material Confidential Information;

“Restricted Territory”	the United Kingdom, United States of America, Europe, Russia, China and Asia;
“Senior Employee”

any person who was in the Relevant Period (i) a director of the Company or any Group Company or (ii) an employee or consultant of the Company or any Group Company whose gross salary or fee was in excess of £50,000 and in either case with whom the Executive had material contact;

“Termination Date”	the date on which this Agreement terminates irrespective of the cause or manner.

15.5

In this Clause references to acting directly or indirectly include (without prejudice to the generality of that expression) references to acting alone or jointly with or on behalf of or by means of any other person.

15.6

The Executive acknowledges that each of the restrictions in this Clause 0 constitutes a separate and independent restriction on him and is no greater than is necessary to protect the legitimate business interests (including business connections) of the Company and any Group Company and the parties consider the restrictions to be reasonable in all the circumstances.  If any such restriction shall be held by any Court to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company the said restrictions shall apply with such modifications as may be necessary to render them valid and effective.

15.7

The duration of each restriction in this clause 0 shall be reduced by one week for each full week during which the Executive is required not to attend work and/or excluded from any premises and/or suspended from the performance of his duties in accordance with Clause 0 above.

15.8

The Executive agrees to bring the terms of this Clause 0 to the attention of any third party proposing to employ, appoint or engage him, before entering into the related contract with that third party.

Grievance and disciplinary procedure

16.1

The Executive shall refer any grievance about his employment under this Agreement to the Chairman of the Board by giving written notice and the reference will be dealt with by a majority present at the next meeting of the Board at which all the directors of the Company are present whose decision shall be final.

16.2

The Board shall determine disciplinary rules relating to the Executive of any such rules from time to time and notify the Executive.

16.3

If the Executive is dissatisfied with any disciplinary decision or seeks redress for any grievance relating to his employment he should raise the issue at a meeting of the Board and such issue will be dealt with by a majority present at the relevant Board Meeting whose decision shall be final.

Access to E-mail and the Internet

17.1

The Executive shall not send any e-mails of a defamatory or abusive nature or which constitute sexual, racial or any other form of harassment and he shall not download any pornographic or other offensive material.  The Executive shall indemnify the Company during and after the employment against all liability resulting from the Executive's breach of this sub-clause.

17.2

The Company reserves the right to monitor all e-mail/Internet activity by the Executive and the Executive acknowledges that such activity falls within the exception set out in Article 8(2) of the European Convention on Human Rights.

Data Protection

18.1

The Executive shall at all times during the employment act in accordance with the Data Protection Act 1998 and shall comply with any policy introduced by the Group to comply with that Act. The Executive consents to the processing by the Company or any other Group Company of Personal Data relating to him as necessary for the performance of this Agreement, the employment and/or the conduct of the Company's or the Group's business.

18.2

Without prejudice to the generality of Clause 0 the Executive specifically consents to the Company or any other Group Company processing any Sensitive Personal Data relating to the Executive including without limitation any sick notes, medical reports, details of trade union membership or details of criminal convictions as necessary for the performance of this Agreement, the employment and/or the conduct of the Company's or the Group's business.

18.3

In this Clause 18, "Personal Data", "processing" and “Sensitive Personal Data" shall have the meanings set out in sections 1 and 2 of the Data Protection Act 1998.

General

19.1

No collective agreements directly affect the terms and conditions of the Executive’s employment under this Agreement.

19.2

The Executive must comply with all the Company’s health and safety rules from time to time in force.

19.3

Any notice to be given by the Company shall be delivered or sent by recorded delivery first class mail to the Company at its registered office for the time being and any notice to be given under this Agreement to the Executive shall be delivered to him or sent by recorded delivery first class mail to his usual or last known place of residence and any such notice shall be deemed to have been served when delivered at the time of delivery or when so mailed at the expiration of the second business day after the business day on which it was put into the mail, and in proving such service it shall be sufficient proof that it was properly addressed and mailed as a prepaid recorded delivery letter.

19.4

This Agreement constitutes the entire agreement and understanding of the parties and supersedes any previous agreement or understanding between the parties relating to the employment by any Group Company of the Executive.

19.5

No variation of this Agreement shall be made unless made in writing and signed on behalf of the Company (by a director other than the Executive) and by the Executive.

19.6

The obligations imposed on the Executive by this Agreement are in addition and without prejudice to such obligations as are imposed on him by general law.

19.7

The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law shall not impact or constitute a waiver of the right or remedy or operate as an impairment or waiver of other rights or remedies.

19.8

No single or partial exercise of a right or remedy provided by this Agreement or by law shall preclude any further exercise of the right or remedy or the exercise of any other right or remedy.

19.9

No waiver of a breach of any of the terms of this Agreement or of a default under this Agreement shall be effective unless in writing, signed by or on behalf of the parties and expressed to be such a waiver.

19.10

A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

19.11

The parties may enter into this Agreement in any number of counterparts and on separate counterparts, all of which taken together shall constitute one and the same instrument.

19.12

This Agreement will be governed by and construed in accordance with English law and all claims and disputes (including non-contractual claims and disputes) arising out of or in connection with this Agreement, its subject matter, negotiation or formation will be determined in accordance with English law.

19.13

Each party irrevocably submits to the exclusive jurisdiction of the English courts in relation to all matters (including non-contractual matters) arising out of or in connection with this Agreement.

THIS AGREEMENT has been executed by the parties on the date written on the top of this front page of this Agreement.

Executed as a deed by BIO ALTERNATIVE MEDICAL ) DEVICES LIMITED acting by a director in the presence of	)	/s/ Robert Galvin
)
	)	Director

/s/ Dee Sian

Signature of witness

Name

Address

Executed as a deed by ANDREW MITCHELL in the presence of	)
	)	/s/ Andrew Mitchell
)
/s/ Dee Sian

Signature of witness

Name

Address